Exhibit 99.1

Sara Lee Corporation 3500 Lacey Rd. Downers Grove, IL 60440

FOR IMMEDIATE RELEASE

Media: Jon Harris, +1.630.598.8661 Analysts: Aaron Hoffman, +1.630.598.8739

FISCAL 2007 MARKS TURNAROUND YEAR FOR SARA LEE CORPORATION

Net sales up 7.1% with growth across all six business segments; operating income up 31.9%

Diluted earnings per share of $.68 for the year; net charges for significant items reduced EPS by $.07

Media advertising and promotion spending grows 7.9% as company invests to support innovative new products and international roll-outs

DOWNERS GROVE, Ill. (Aug. 15, 2007) – Sara Lee Corporation (NYSE: SLE) today announced that net sales for fiscal 2007, ending June 30, 2007, were $12.3 billion, an increase of 7.1% compared to $11.5 billion in the prior year. Net sales grew in all six business segments, with particularly strong growth in international beverage (+12.8%), household and body care (+11.8%), international bakery (+7.8%) and North American retail bakery (+6.8%). Adjusted net sales1 – which exclude the impact of foreign currency exchange rates and acquisitions/divestitures – increased 3.6% in fiscal 2007 with growth in all six business segments, most notably international beverage (+7.7%), household and body care (+5.5%) and North American retail meats (+3.6%). For the fourth quarter of fiscal 2007, Sara Lee reported net sales of $3.2 billion, up 7.8% over the comparable period last year, while adjusted net sales rose 3.9%.

Sara Lee reported operating income of $556 million for fiscal 2007, up 31.9% compared to $422 million in fiscal 2006. Adjusted operating income – which excludes the impact of significant items, foreign currency exchange rates and acquisitions/divestitures – grew 5.4% in fiscal 2007. The adjusted operating income increase for fiscal 2007 was primarily driven by improved base business performance in household and body care (+13.3%), foodservice (+11.5%) and international beverage (+7.4%), while North American retail bakery more than tripled its adjusted operating segment income in fiscal 2007. For the fourth quarter of fiscal 2007, operating income was $152 million, compared to a loss of $54 million in the prior year’s period. Adjusted operating income declined 13.6% in the fourth quarter, from $259 million to $222 million.

“Sara Lee’s strong fiscal 2007 performance represents a continuation of the business momentum we have been experiencing for some time now and validates our business strategy,” said Brenda C. Barnes, chairman and chief executive officer of Sara Lee Corporation. “We achieved higher sales in every business segment and improved the overall profitability of the company during the year. We are confident that our improved sales and marketing capability, combined with a robust innovation pipeline and a renewed approach to operational excellence, will continue to drive our performance in the coming year. Having completed our disposition program and our organizational restructuring, our one-time transformation activities are behind us. We have now entered a growth phase for Sara Lee,” Barnes concluded.

In fiscal 2007, diluted EPS as reported were $.68 per share versus $.72 per share for fiscal 2006. Diluted EPS were impacted by various significant items, as shown in the table on page 2, which on a year-over-year basis increased diluted EPS as reported by $.10 per share. The remaining decline in diluted EPS of $(.14) per share was primarily the result of lower earnings from discontinued operations after taking into consideration impairment charges. In the fourth quarter of fiscal 2007, diluted EPS as reported were $.16, compared to $.01 for the year-ago period.

1 The terms “adjusted net sales,” “adjusted operating income,” “adjusted operating segment income” and “adjusted operating margin” are reconciled to each item’s most comparable U.S. generally accepted accounting principles measure on pages 10 to 13, with an explanation of the terms on page 18 of this release.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  2

In fiscal 2007, diluted earnings per share (EPS) from continuing operations were $.57 per share versus $.04 per share in fiscal 2006. The diluted EPS were impacted by various significant items, as shown in the table below, which on a year-over-year basis increased diluted EPS by $.19 per share. In the fourth quarter of fiscal 2007, diluted EPS from continuing operations were $.16, compared to $(.25) for the same period last year.

Impact of Significant Items on Diluted Earnings per Share	Fourth Quarter		Fiscal Year
	2007	2006	2007	2006
Diluted EPS continuing operations as reported	$.16	$(.25)	$.57	$.04

Diluted EPS as reported	$.16	$.01	$.68	$.72

Increase/(decrease) in EPS from:
Exit activities	$(.02)	$(.05)	$(.09)	$(.14)
(Charges for) income from business disposition activities	—	.01	.01	.07
Transformation costs	(.02)	(.04)	(.10)	(.13)
Impairment charges	(.01)	(.16)	(.19)	(.16)
Accelerated depreciation	—	(.01)	(.03)	(.03)
Change in vacation policy	—	—	—	.01
Significant items related to continuing operations before income taxes*	(.06)	(.25)	(.41)	(.39)
Tax benefit (charge)	.05	.11	.31	.11
Significant items related to continuing operations*	(.01)	(.14)	(.10)	(.29)
Impairment charges	—	—	—	(.43)
Exit and transformation costs	—	—	—	(.01)
Tax benefit (charge, net)	—	(.01)	—	.03
Curtailment gain	—	.01	—	.01
Gain on disposition of discontinued operations, net	—	.16	.02	.52
Significant items related to discontinued operations*	—	.15	.02	.12
Total impact of significant items*	$(.01)	$.01	$(.07)	$(.17)

*Amounts are rounded and may not add to the total

Other Fiscal 2007 Financial Highlights

•

Net cash from operating activities was approximately $490 million in fiscal 2007, compared to $1,265 million in fiscal 2006. Virtually all of the decline was related to lower cash from operating activities from discontinued operations due primarily to the divestitures made during the past year.

•

Media advertising and promotion (MAP) spending for continuing operations increased 7.9% in fiscal 2007, driven by significantly higher MAP spending at North American retail meats, international beverage and household and body care. In the fourth quarter of fiscal 2007, MAP spending increased 23.7% most notably behind marketing campaigns for Hillshire Farm, Ball Park, Senseo, Ambi Pur and Sanex.

•

Net interest expense was $137 million for fiscal 2007, a decrease of $93 million compared to fiscal 2006, resulting from higher interest income and a lower debt level, partially offset by the effect of higher average interest rates. Net interest expense was $30 million in the fourth quarter of fiscal 2007, compared to $61 million in the prior year’s period.

•

General corporate expenses were $340 million in fiscal 2007, compared to $322 million in fiscal 2006, with the increase primarily due to unfavorable foreign currency impacts, partially offset by lower transformation costs. In the fourth quarter of fiscal 2007 corporate expenses were $80 million, compared to $85 million in the prior year’s period.

•

The company repurchased 11 million shares of its common stock in the fourth quarter at an average price of $17.64 per share, resulting in total fiscal 2007 share repurchases of $686 million (42 million shares at an average price of $16.43). At the beginning of fiscal 2008, approximately 45 million shares remained authorized by the board of directors for repurchase.

•

The effective tax rate for continuing operations for fiscal 2007 was a tax benefit of (1.6)%, compared to tax expense of 83.5% in fiscal 2006. For additional information on the tax rate, please see page 17 of this news release.

•	The corporation’s Branded Apparel Americas/Asia business has been reported as a discontinued operation. Prior periods have been restated to reflect this presentation.

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North American Retail Meats

•	Net sales increased 5.5% to $675 million in the fourth quarter of fiscal 2007; adjusted net sales rose 5.2%.

•	Net sales for the full year increased 4.1% to $2.6 billion; adjusted net sales rose 3.6%.

•

Operating segment income was $27 million in the fourth quarter, compared to $32 million in the year-ago period. The decrease was primarily due to higher commodity and labor costs and increased MAP spending to support new campaigns for Hillshire Farm and Ball Park. These factors were partially offset by procurement and other continuous improvement savings and lower SG&A expenses. Adjusted operating segment income was $42 million, compared to $49 million in the prior year’s period.

•

Operating segment income for the full year was $79 million, compared to $149 million last year, with the decline resulting from charges for exit activities, an impairment and accelerated depreciation, higher commodity and labor costs, increased MAP spending, a loss in Mexico and the impact of the planned exit of the commodity pork business. These factors were partially offset by procurement and other continuous improvement savings, the success of new products and a positive sales mix. Adjusted operating segment income for fiscal 2007 was $194 million, compared to $197 million in the prior year.

Unit volumes, excluding acquisitions, increased 2.3% in the fourth quarter and 1.2% for the full year. The Jimmy Dean brand had another year of double-digit sales growth, due in large part to successful new product launches. The Hillshire Farm and Ball Park brands each reported high single-digit sales growth in fiscal 2007, also building upon growth in the prior year. During fiscal 2007, the meats business increased or maintained market share in five of its eight packaged meats categories according to IRI share data (52 weeks ending June 3, 2007).

North American Retail Bakery (including Senseo coffee)

•	Net sales increased 5.0% to $524 million in the fourth quarter of fiscal 2007; adjusted net sales rose 2.2%.

•	Net sales for the full year increased 6.8% to $2.0 billion; adjusted net sales rose 1.1%.

•

Operating segment income was $2 million in the fourth quarter, compared to a loss of $170 million in the year-ago period, which was primarily due to significantly higher impairment charges taken in the fourth quarter of fiscal 2006. The remaining improvement was driven by higher prices, procurement and other continuous improvement savings and lower MAP spending, which more than offset higher prices for commodities and other input costs. Adjusted operating segment income was $25 million, compared to $17 million in the prior year.

•

Operating segment loss for the full year was $2 million, compared to a loss of $197 million in fiscal 2006, primarily due to the aforementioned difference in impairment charges year-over-year. Adjusted operating segment income was $39 million, compared to $11 million in fiscal 2006.

Unit volumes, excluding acquisitions, decreased 3.5% in the fourth quarter and 3.9% for the full year, partially due to a planned shift from less profitable non-branded and regional business to Sara Lee branded business. During the quarter, the bakery business increased or maintained market share in six of its seven fresh bakery categories, while the Sara Lee brand maintained its position as the No. 1 fresh bakery brand in America with a 7.9% share according to IRI share data (12 weeks ending July 1, 2007).

Foodservice

•	Net sales and adjusted net sales declined 2.3% to $516 million in the fourth quarter of fiscal 2007.

•	Net sales and adjusted net sales for the full year increased 0.8% to $2.2 billion.

•

Operating segment income increased 10.4% to $22 million in the fourth quarter, primarily driven by lower transformation charges compared to last year’s period. Higher prices and savings from procurement and other continuous improvement initiatives were more than offset by increases in commodities and other input costs. Adjusted operating segment income declined 5.6% to $24 million.

•	Operating segment income for the full year increased 20.2% to $139 million, while adjusted operating segment income increased 11.5% to $150 million.

Unit volumes, excluding acquisitions, declined 7.8% in the fourth quarter and 1.8% for the full year, as double-digit growth in liquid coffee concentrate was more than offset by the planned exit of certain low-margin products to increase operating margin and lower unit volumes in traditional roast and ground coffee.

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International Beverage

•	Net sales increased 13.2% to $721 million in the fourth quarter of fiscal 2007; adjusted net sales rose 6.3%.

•	Net sales for fiscal 2007 increased 12.8% to $2.6 billion; adjusted net sales rose 7.7%.

•

Operating segment income declined 13.5% to $114 million in the fourth quarter, primarily due to a gain on the sale of the European nuts and snacks business in the fourth quarter of fiscal 2006, significantly higher MAP spending, unfavorable SG&A expenses and higher commodity and other input costs. These factors were partially offset by a favorable sales mix, higher prices, procurement and other continuous improvement savings and favorable foreign currency exchange rates. Adjusted operating segment income declined 5.8% to $119 million.

•

Operating segment income for the full year declined 18.4% to $317 million, resulting primarily from impairment charges taken in the second quarter of fiscal 2007. Adjusted operating segment income increased 7.4% to $456 million.

Unit volumes, excluding acquisitions, declined 7.1% in the fourth quarter and increased 1.6% for the full year. Increases in Cafitesse liquid coffee concentrate and double-digit growth in single-serve and instant coffees were more than offset by volume declines in Brazil in the fourth quarter, the latter in the wake of price increases. Despite the volume decline, the Brazilian coffee business increased sales and margins by improving pricing and sales mix.

International Bakery

•	Net sales increased 11.2% to $205 million in the fourth quarter of fiscal 2007; adjusted net sales rose 3.2%.

•	Net sales for the full year increased 7.8% to $799 million; adjusted net sales increased 0.8%.

•

Operating segment income was $6 million in the fourth quarter of fiscal 2007, compared to a loss of $26 million in the year-ago period, primarily driven by an impairment charge, a loss on the sale of a cake plant and higher transformation charges, all in the fourth quarter of fiscal 2006. Favorable foreign currency exchange rates, higher unit volumes and price increases were offset by increases in commodity and other input costs and higher SG&A expenses. Adjusted operating segment income was $14 million compared to $16 million in the year-ago period.

•

Operating segment income for fiscal 2007 was $38 million, compared to $20 million for fiscal 2006, resulting primarily from the impairment charges taken in the fourth quarter of fiscal 2006 and charges related to exit activities in that period. Adjusted operating segment income for fiscal 2007 declined 18.5% to $56 million compared to fiscal 2006.

Unit volumes, excluding acquisitions, increased 3.6% in the fourth quarter and 1.9% for the full year driven by volume growth in the Spanish fresh bakery business and the European refrigerated dough business, partially offset by declines in the fourth quarter in the Australian business. For the year, the Spanish bakery brand Bimbo posted high single-digit sales growth, building upon mid single-digit growth in fiscal 2006.

Household and Body Care

•	Net sales increased 15.3% to $561 million in the fourth quarter of fiscal 2007; adjusted net sales rose 6.5%.

•	Net sales for the full year increased 11.8% to $2.0 billion; adjusted net sales rose 5.5%.

•

Operating segment income increased 28.8% to $79 million in the fourth quarter, primarily driven by higher unit volumes, a favorable sales mix, favorable foreign currency exchange rates, continuous improvement savings and lower transformation expenses, which were partially offset by higher MAP spending. Adjusted operating segment income decreased 5.6% in the fourth quarter.

•

Operating segment income for the full year increased 25.7% to $272 million, resulting primarily from higher unit volumes, favorable foreign currency exchange rates, continuous improvement savings and lower transformation expenses, which were partially offset by increased MAP spending. Adjusted operating segment income increased 13.3% in fiscal 2007.

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Unit volumes, excluding acquisitions, increased 7.1% in the fourth quarter and 5.6% for the full year, primarily driven by strong unit volumes for insecticides, body care and air care. Insecticide volumes grew due to strength in India and Europe. Body care unit volume increases were driven by strong volumes across this core category, particularly for Sanex shower gels and deodorants and Duschdas and Radox bath and shower products. In air care, unit volumes continued to increase behind the international roll-outs of Ambi Pur 3Volution and Ambi Pur Puresse.

Guidance

Sara Lee currently expects full year fiscal 2008 diluted EPS from continuing operations to be in the range of $.95 to $1.01 per share, which includes $.18 per share of contingent proceeds received in the first quarter of fiscal 2008 from the sale of its tobacco business in fiscal 1999. Actual results may differ from this guidance due to future significant events that may occur, the nature, timing and financial impact of which are not yet known.

	Fiscal 2008 Guidance	Fiscal 2007 Actual	Change
Diluted EPS from cont. ops. as reported Significant items, net Contingent tobacco sale proceeds Core Sara Lee EPS**	$.95 - $1.01/share — $.18/share $.77 - $.83/share	$.57/share $(.31)/share* $.16/share $.72/share	+$.38 - $.44/share +$.31/share +$.02/share +$.05 - $.11/share
Net sales	$12.6+ billion	$12.3 billion	+3%
Core unit volumes	NA	NA	0% - +1%
Operating margin GAAP Significant items, net*** Contingent tobacco sale proceeds*** Adjusted operating margin	8.6% - 9.0% — 1.0% 7.6% - 8.0%	4.5% (3.5)% 1.0% 7.0%	+4.1 pts. - +4.5 pts. +3.5 pts. — +.6 pts. - +1.0 pts.
Interest expense, net	$130 million	$137 million	$(7) million
Reported Tax rate	29%	(1.6)%	30.6 pts.
Dollar/euro exchange rate	$1.31	$1.31	—
Capital expenditures	$550 million	$630 million	(13)%
Cash flow from operations	$350 - $450 million	≈$490 million	(29)% - (9)%
Share repurchase	$315 million	$686 million	$(371) million

*Excludes a tax benefit of $.21 per share reported in the first quarter of fiscal 2007.

**Represents Sara Lee’s results from and forecasts relating to continuing operations, excluding a $.18 per share tobacco gain in the first quarter of fiscal 2008, as identified in the table above. Management believes that presenting Core Sara Lee EPS enables investors to better understand base business earnings. Fiscal 2007 Core Sara Lee EPS of $.72 per share included a one-time tax benefit of $.21 per share that was reported in significant items in the first quarter of fiscal 2007.

***Impact of adjustments to operating income used to compute adjusted operating margin. The dollar amounts are $418 million for the significant items, net in fiscal 2007; $130 million for the contingent tobacco sale proceeds in fiscal 2008 and $120 million for the contingent tobacco sale proceeds in fiscal 2007.

Form 10-K

The company expects to file its form 10-K for fiscal 2007 with the Securities and Exchange Commission on Wednesday, Aug. 29, 2007.

Webcast

Sara Lee Corporation’s review of its results for fiscal 2007 will be broadcast live via the Internet today at 9 a.m. CDT. During the webcast, the company will discuss fiscal 2007 results and provide an outlook for fiscal year 2008. The live webcast can be accessed at www.saralee.com and is anticipated to conclude by 10 a.m. CDT. For people who are unable to listen to the webcast live, the earnings review will be available two hours following the completion of the webcast in the Investors section of the Sara Lee corporate Web site until Friday, Feb. 15, 2008.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  6

Forward-Looking Statements

This news release contains forward-looking statements regarding Sara Lee’s business prospects, costs and operating results, including statements contained under the heading “Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are factors relating to:

•

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Wal-Mart, its largest customer, including changes in the level of inventory these customers maintain; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

The consumer marketplace, such as (iii) significant competition, including advertising, promotional and price competition, and changes in consumer demand for Sara Lee’s products; (iv) fluctuations in the availability and cost of raw materials, Sara Lee’s ability to increase product prices in response and the impact on Sara Lee’s profitability; (v) the impact of various food safety issues on sales and profitability of Sara Lee products; (vi) inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance; and (vii) changes in regulations that impose additional requirements on Sara Lee, such as recent requirements regarding the labeling of trans-fat content;

•

Sara Lee’s international operations, such as (viii) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the European euro, given Sara Lee’s significant concentration of business in Western Europe; (ix) Sara Lee’s generation of a high percentage of its revenues from businesses outside the U.S. and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations; and (x) Sara Lee’s ability to continue to source production and conduct manufacturing and selling operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•

Previous business decisions, such as (xi) Sara Lee’s ability to generate margin improvement through continuous improvement initiatives and transitioning the entire organization to a common information technology system and the risk that the transition to a common information technology system will be disruptive to the business; (xii) Sara Lee’s ability to achieve planned cash flows from capital expenditures and acquisitions, particularly its worldwide bakery business, and the impact of changing interest rates and the cost of capital on the discounted value of those planned cash flows, which could impact future impairment analyses; (xiii) credit ratings issued by the three major credit rating agencies and the impact these ratings have on Sara Lee’s cost to borrow funds and access to capital/debt markets; (xiv) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (xv) the continued legality of tobacco products in the Netherlands, Germany and Belgium.

Company Description

Sara Lee Corporation (www.saralee.com) is a global manufacturer and marketer of high-quality, brand-name products for consumers throughout the world. In February 2005, the company began executing a bold and ambitious multi-year plan to transform Sara Lee into a company focused on its food, beverage, and household and body care businesses around the world. As part of its transformation plan, Sara Lee will drive growth in its key categories via such strong brands as Ambi Pur, Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Kiwi, Sanex, Senseo and its namesake, Sara Lee.

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SARA LEE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

For the Quarter and Year Ended June 30, 2007 and July 1, 2006

(in millions, except per share data)

Unaudited

	Quarter Ended		Year Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Continuing operations
Net sales	$3,199	$2,969	$12,278	$11,460

Cost of sales	1,964	1,808	7,552	7,025
Selling, general and administrative expenses	1,041	975	4,023	3,848
Net charges for exit activities, asset and business dispositions	26	47	95	86
Impairment charges	16	193	172	193
Contingent sale proceeds	—	—	(120)	(114)
Interest expense	62	81	265	305
Interest income	(32)	(20)	(128)	(75)

	3,077	3,084	11,859	11,268

Income (loss) from continuing operations before income taxes	122	(115)	419	192
Income tax expense (benefit)	7	77	(7)	161

Income (loss) from continuing operations	115	(192)	426	31

Discontinued operations
Net income from discontinued operations, net of tax expense of $0, $17, $30, and $19	—	81	62	123
Gain on disposition of discontinued operations, net of tax expense (benefit) of ($13), $5, ($11), and $65	2	119	16	401

Net income	$117	$8	$504	$555

Income (loss) from continuing operations per common share
Basic	$0.16	$(0.25)	$0.58	$0.04

Diluted	$0.16	$(0.25)	$0.57	$0.04

Net income per common share
Basic	$0.16	$0.01	$0.68	$0.72

Diluted	$0.16	$0.01	$0.68	$0.72

Average shares outstanding
Basic	731	761	741	766

Diluted	734	761	743	768

Cash dividends per common share	$0.1000	$0.1975	$0.4000	$0.7900

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  8

SARA LEE CORPORATION AND SUBSIDIARIES

Sales by Industry Segment

For the Quarter and Year Ended June 30, 2007 and July 1, 2006

(In millions)

	Quarter Ended
	June 30, 2007	July 1, 2006	Percent Change
North American Retail Meats	$675	$640	5.5%
North American Retail Bakery	524	499	5.0
Foodservice	516	528	(2.3)
International Beverage	721	637	13.2
International Bakery	205	185	11.2
Household and Body Care	561	487	15.3

Total of business segments	3,202	2,976	7.6
Intersegment sales	(3)	(7)	45.5

Net sales from continuing operations	$3,199	$2,969	7.8%

	Year Ended
	June 30, 2007	July 1, 2006	Percent Change
North American Retail Meats	$2,638	$2,534	4.1%
North American Retail Bakery	1,998	1,871	6.8
Foodservice	2,197	2,179	0.8
International Beverage	2,617	2,320	12.8
International Bakery	799	742	7.8
Household and Body Care	2,042	1,827	11.8

Total of business segments	12,291	11,473	7.1
Intersegment sales	(13)	(13)	(4.5)

Net sales from continuing operations	$12,278	$11,460	7.1%

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SARA LEE CORPORATION AND SUBSIDIARIES

Income from Continuing Operations Before Income Taxes by Industry Segment

For the Quarter and Year Ended June 30, 2007 and July 1, 2006

(In millions)

	Quarter Ended
	June 30, 2007	July 1, 2006	Percent Change
North American Retail Meats	$27	$32	(15.3)%
North American Retail Bakery	2	(170)	NM
Foodservice	22	20	10.4
International Beverage	114	131	(13.5)
International Bakery	6	(26)	NM
Household and Body Care	79	61	28.8

Total operating segment income	250	48	NM
Amortization of identifiable intangibles	(18)	(17)	(10.5)
General corporate expenses	(80)	(85)	7.5
Contingent sale proceeds	—	—	—

Total operating income	152	(54)	NM
Net interest expense	(30)	(61)	49.6

Income from continuing operations before income taxes	$122	$(115)	NM %

	Year Ended
	June 30, 2007	July 1, 2006	Percent Change
North American Retail Meats	$79	$149	(46.8)%
North American Retail Bakery	(2)	(197)	99.1
Foodservice	139	116	20.2
International Beverage	317	388	(18.4)
International Bakery	38	20	91.3
Household and Body Care	272	216	25.7

Total operating segment income	843	692	21.9
Amortization of identifiable intangibles	(67)	(62)	(8.4)
General corporate expenses	(340)	(322)	(5.5)
Contingent sale proceeds	120	114	5.1

Total operating income	556	422	31.9
Net interest expense	(137)	(230)	40.2

Income from continuing operations before income taxes	$419	$192	NM %

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SARA LEE CORPORATION AND SUBSIDIARIES

Non-GAAP Adjusted Operating Income by Industry Segment

For the Quarter and Year Ended June 30, 2007 and July 1, 2006

(In millions)

	Quarter Ended
	June 30, 2007	July 1, 2006	Percent Change
North American Retail Meats	$27	$32	(15.3)%
North American Retail Bakery	2	(170)	NM
Foodservice	22	20	10.4
International Beverage	114	131	(13.5)
International Bakery	6	(26)	NM
Household and Body Care	79	61	28.8

Total operating segment income	250	48	NM
Amortization of intangibles	(18)	(17)	(10.5)
General corporate expenses	(80)	(85)	7.5
Contingent sale proceeds	—	—	—

Total operating income	152	(54)	NM

Less: Significant income (expense) items included above:
Significant items—business segments	(57)	(262)	77.8
Acquisitions/Dispositions	—	2	NM
Changes in foreign currency exchange rates	—	(14)	NM
Unallocated significant items	(13)	(39)	68.1

Adjusted operating income*	$222	$259	(13.6)%

	Year Ended
	June 30, 2007	July 1, 2006	Percent Change
North American Retail Meats	$79	$149	(46.8)%
North American Retail Bakery	(2)	(197)	99.1
Foodservice	139	116	20.2
International Beverage	317	388	(18.4)
International Bakery	38	20	91.3
Household and Body Care	272	216	25.7

Total operating segment income	843	692	21.9
Amortization of intangibles	(67)	(62)	(8.4)
General corporate expenses	(340)	(322)	(5.5)
Contingent sale proceeds	120	114	5.1

Total operating income	556	422	31.9

Less: Significant income (expense) items included above:
Significant items—business segments	(346)	(365)	4.7
Contingent sale proceeds	120	114	5.1
Acquisitions/Dispositions	4	8	(44.0)
Changes in foreign currency exchange rates	—	(39)	NM
Unallocated significant items	(72)	(103)	31.0

Adjusted operating income*	$850	$807	5.4%

* Adjusted operating income is a non-GAAP measure that excludes the impact of significant items and contingent sales proceeds. See Page 18 for a detailed explanation of this and other non-GAAP measures used in this release.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  11

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Fourth Quarter		Dollar Change	Percent Change	Fiscal Year		Dollar Change	Percent Change
	2007	2006			2007	2006
North American Retail Meats
Net sales	$675	$640	$35	5.5%	$2,638	$2,534	$104	4.1%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(1)	$1		$—	$4	$(4)
Acquisition	1	—	1		18	—	18

Adjusted net sales*	$674	$641	$33	5.2%	$2,620	$2,530	$90	3.6%

Operating segment income	$27	$32	$(5)	(15.3)%	$79	$149	$(70)	(46.8)%

Operating margin %	4.0%	5.0%		(1.0)%	3.0%	5.9%		(2.9)%
Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$(10)	$(4)	$(6)		$(35)	$(15)	$(20)
Transformation charges	(5)	(4)	(1)		(17)	(21)	4
Impairment charge	—	—	—		(34)	—	(34)
Accelerated depreciation	—	(9)	9		(27)	(15)	(12)
Change in vacation policy	—	—	—		—	3	(3)
Acquisition	—	—	—		(2)	—	(2)

Adjusted operating segment income*	$42	$49	$(7)	(16.1)%	$194	$197	$(3)	(1.3)%

Adjusted operating margin %*	6.2%	7.8%		(1.6)%	7.4%	7.8%		(0.4)%
North American Retail Bakery
Net sales	$524	$499	$25	5.0%	$1,998	$1,871	$127	6.8%

Increase/(decrease) in net sales from:
Acquisitions	$14	$—	$14		$106	$—	$106

Adjusted net sales*	$510	$499	$11	2.2%	$1,892	$1,871	$21	1.1%

Operating segment income (loss)	$2	$(170)	$172	NM	$(2)	$(197)	$195	99.1%

Operating margin %	0.5%	(34.1)%		34.6%	(0.1)%	(10.5)%		10.4%
Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$(3)	$(3)	$—		$(8)	$(7)	$(1)
Transformation charges	(4)	(4)	—		(21)	(18)	(3)
Impairment charge	(16)	(179)	163		(16)	(179)	163
Accelerated depreciation	(1)	(1)	—		(3)	(7)	4
Change in vacation policy	—	—	—		—	3	(3)
Acquisition	1	—	1		7	—	7

Adjusted operating segment income*	$25	$17	$8	51.8%	$39	$11	$28	NM

Adjusted operating margin %*	5.0%	3.4%		1.6%	2.0%	0.6%		1.4%
Foodservice
Net sales	$516	$528	$(12)	(2.3)%	$2,197	$2,179	$18	0.8%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$—	$—		$—	$(1)	$1

Adjusted net sales*	$516	$528	$(12)	(2.3)%	$2,197	$2,180	$17	0.8%

Operating segment income	$22	$20	$2	10.4%	$139	$116	$23	20.2%

Operating margin %	4.4%	3.9%		0.5%	6.3%	5.3%		1.0%
Increase/(decrease) in operating segment income from:
Exit activities, asset and business dispositions	$(1)	$(4)	$3		$(7)	$(8)	$1
Transformation charges	(1)	(3)	2		(3)	(8)	5
Accelerated depreciation	—	(1)	1		(1)	(4)	3
Change in vacation accrual	—	—	—		—	4	(4)
Hurricane losses	—	—	—		—	(5)	5

Adjusted operating segment income*	$24	$28	$(4)	(5.6)%	$150	$137	$13	11.5%

Adjusted operating margin %*	5.1%	5.3%		(0.2)%	6.9%	6.2%		0.7%

* Adjusted net sales, adjusted operating segment income and adjusted operating margin % are non-GAAP measures. See page 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  12

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Quarter		Dollar Change	Percent Change	Fiscal Year		Dollar Change	Percent Change
	2007	2006			2007	2006
International Beverage
Net sales	$721	$637	$84	13.2%	$2,617	$2,320	$297	12.8%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(50)	$50		$—	$(162)	$162
Dispositions	—	8	(8)		—	51	(51)

Adjusted net sales*	$721	$679	$42	6.3%	$2,617	$2,431	$186	7.7%

Operating segment income	$114	$131	$(17)	(13.5)%	$317	$388	$(71)	(18.4)%

Operating margin %	15.7%	20.5%		(4.8)%	12.1%	16.7%		(4.6)%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(9)	$9		$—	$(28)	$28
Exit activities, asset and business dispositions	(2)	13	(15)		(12)	3	(15)
Transformation charges	(2)	(1)	(1)		(8)	(16)	8
Impairment charges	—	—	—		(118)	—	(118)
Accelerated depreciation	(1)	—	(1)		(1)	(3)	2
Dispositions	—	2	(2)		—	8	(8)

Adjusted operating segment income*	$119	$126	$(7)	(5.8)%	$456	$424	$32	7.4%

Adjusted operating margin %*	16.4%	18.5%		(2.1)%	17.4%	17.4%		0.0%
International Bakery
Net sales	$205	$185	$20	11.2%	$799	$742	$57	7.8%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(14)	$14		$—	$(51)	$51

Adjusted net sales*	$205	$199	$6	3.2%	$799	$793	$6	0.8%

Operating segment income	$6	$(26)	$32	NM	$38	$20	$18	91.3%

Operating margin %	2.9%	(14.0)%		16.9%	4.7%	2.6%		2.1%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(2)	$2		$—	$(5)	$5
Exit activities, asset and business dispositions	(6)	(22)	16		(14)	(25)	11
Transformation charges	(2)	(4)	2		(4)	(5)	1
Impairment charges	—	(14)	14		—	(14)	14

Adjusted operating segment income*	$14	$16	$(2)	(8.0)%	$56	$69	$(13)	(18.5)%

Adjusted operating margin %*	6.7%	7.5%		(0.8)%	6.9%	8.6%		(1.7)%
Household and Body Care
Net sales	$561	$487	$74	15.3%	$2,042	$1,827	$215	11.8%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(33)	$33		$—	$(102)	$102
Acquisitions/Dispositions	7	—	7		10	3	7

Adjusted net sales*	$554	$520	$34	6.5%	$2,032	$1,926	$106	5.5%

Operating segment income	$79	$61	$18	28.8%	$272	$216	$56	25.7%

Operating margin %	14.1%	12.6%		1.5%	13.3%	11.8%		1.5%
Increase/(decrease) in operating segment income from:
Changes in foreign currency exchange rates	$—	$(5)	$5		$—	$(11)	$11
Exit activities, asset and business dispositions	(1)	(12)	11		—	(1)	1
Transformation charges	(2)	(12)	10		(13)	(19)	6
Impairment charges	—	—	—		(4)	—	(4)
Accelerated depreciation	—	2	(2)		—	(8)	8
Acquisitions/Dispositions	(1)	—	(1)		(1)	—	(1)

Adjusted operating segment income*	$83	$88	$(5)	(5.6)%	$290	$255	$35	13.3%

Adjusted operating margin %*	14.9%	16.9%		(2.0)%	14.2%	13.3%		0.9%

* Adjusted net sales, adjusted operating segment income and adjusted operating margin % are non-GAAP measures.

See page 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  13

Sara Lee Corporation

Operating Results by Business Segment*

(in millions)

	Fourth Quarter		Dollar Change	Percent Change	Fiscal Year		Dollar Change	Percent Change
	2007	2006			2007	2006
Total Sara Lee
Net sales	$3,199	$2,969	$230	7.8%	$12,278	$11,460	$818	7.1%

Increase/(decrease) in net sales from:
Changes in foreign currency exchange rates	$—	$(98)	$98		$—	$(312)	$312
Acquisitions/dispositions	22	8	14		134	54	80

Adjusted net sales*	$3,177	$3,059	$118	3.9%	$12,144	$11,718	$426	3.6%

Operating income	$152	$(54)	$206	NM	$556	$422	$134	31.9%

Operating margin %	4.8%	(1.8)%		6.6%	4.5%	3.7%		0.8%
Increase/(decrease) in operating income from:
Contingent sale proceeds	$—	$—	$—		$120	$114	$6
Changes in foreign currency exchange rates	—	(14)	14		—	(39)	39
Exit activities, asset and business dispositions	(26)	(48)	22		(95)	(86)	(9)
Transformation charges	(26)	(50)	24		(119)	(159)	40
Impairment charges	(16)	(193)	177		(172)	(193)	21
Accelerated depreciation	(2)	(10)	8		(32)	(39)	7
Hurricane losses	—	—	—		—	(5)	5
Change in vacation policy	—	—	—		—	14	(14)
Acquisitions/dispositions	—	2	(2)		4	8	(4)

Adjusted operating income*	$222	$259	$(37)	(13.6)%	$850	$807	$43	5.4%

Adjusted operating margin %*	7.0%	8.4%		(1.4)%	7.0%	6.9%		0.1%

* Adjusted net sales, adjusted operating income and adjusted operating margin % are non-GAAP measures.

See page 18 for a detailed explanation of these and other non-GAAP measures used in this release.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  14

Sara Lee Corporation

Net Sales Bridge

Quarter and Year Ended June 30, 2007

The following table illustrates the components of the change in net sales versus the prior year for each of the six reported business segments.

Fourth Quarter Fiscal 2007	Unit Volume	+	Price/ Mix/ Other	=	Adjusted** Net Sales Change	+	Acquisitions/ Divestitures	+	Foreign Exchange	=	Total Net Sales Change
North American Retail Meats*	2.3%		2.9%		5.2%		0.0%		0.3%		5.5%
North American Retail Bakery	-3.5%		5.7%		2.2%		2.8%		0.0%		5.0%
Foodservice	-7.8%		5.5%		-2.3%		0.0%		0.0%		-2.3%
International Beverage	-7.1%		13.4%		6.3%		-1.4%		8.3%		13.2%
International Bakery	3.6%		-0.4%		3.2%		0.0%		8.0%		11.2%
Household and Body Care	7.1%		-0.6%		6.5%		1.5%		7.3%		15.3%
Total Continuing Business	-1.9%		5.8%		3.9%		0.5%		3.4%		7.8%

Fiscal Year 2007	Unit Volume	+	Price/ Mix/ Other	=	Adjusted** Net Sales Change	+	Acquisitions/ Divestitures	+	Foreign Exchange	=	Total Net Sales Change
North American Retail Meats*	1.2%		2.4%		3.6%		0.7%		-0.2%		4.1%
North American Retail Bakery	-3.9%		5.0%		1.1%		5.7%		0.0%		6.8%
Foodservice	-1.8%		2.6%		0.8%		0.0%		0.0%		0.8%
International Beverage	1.6%		6.1%		7.7%		-2.5%		7.6%		12.8%
International Bakery	1.9%		-1.1%		0.8%		0.0%		7.0%		7.8%
Household and Body Care	5.6%		-0.1%		5.5%		0.4%		5.9%		11.8%
Total Continuing Business	0.3%		3.3%		3.6%		0.6%		2.9%		7.1%

Notes:

*The unit volume change in the North American retail meats business segment includes unit volume for both the retail meats business and the commodity meats business. Previously, the company reported only changes in the retail meats business unit volume for the North American retail meats business segment, and did not report unit volumes for the commodity meats business. The unit volume change for the fourth quarter reflects a 1.6% decline in the retail meats business and a 28.4% increase in the commodity meats business due to significantly higher hog sales. The unit volume change for the year reflects 1.3% growth in the retail meats business and a 0.6% increase in the commodity meats business.

**Adjusted net sales is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures. See page 18 for a detailed explanation of this and other non-GAAP measures in this release.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  15

Sara Lee Corporation

Impact of Significant Items on Income from Continuing Operations and Net Income

	Year Ended June 30, 2007				Year Ended July 1, 2006
(In millions except per share data)	Pretax Impact	Tax	Net Income	Diluted EPS Impact (1)	Pretax Impact	Tax	Net Income	Diluted EPS Impact (1)
Income from continuing operations	$419	$7	$426	$0.57	$192	$(161)	$31	$0.04

Net income			$504	$0.68			$555	$0.72

Significant items affecting comparability of income from continuing operations and net income:
Charges for exit activities, asset and business dispositions:
Charges for exit activities	$(107)	$37	$(70)	$(0.09)	$(166)	$55	$(111)	$(0.14)
Income from business disposition activities	12	(2)	10	0.01	80	(28)	52	0.07
Impairment charges	(172)	27	(145)	(0.19)	(193)	73	(120)	(0.16)

Subtotal	(267)	62	(205)	(0.28)	(279)	100	(179)	(0.23)
(Charges) income in cost of sales and SG&A expenses:
Transformation charges in cost of sales and SG&A	(119)	42	(77)	(0.10)	(159)	55	(104)	(0.13)
Hurricane losses	—	—	—	—	(5)	2	(3)	(0.00)
Change in vacation policy	—	—	—	—	14	(5)	9	0.01
Accelerated depreciation	(32)	12	(20)	(0.03)	(39)	14	(25)	(0.03)

Impact of significant items on income from continuing operations before income taxes	(418)	116	(302)	(0.41)	(468)	166	(302)	(0.39)

Significant tax matters affecting comparability:
Deferred tax valuation allowance charge	—	(27)	(27)	(0.04)	—	36	36	0.05
Tax benefit on disposition of a business	—	169	169	0.23	—	—	—	—
Contingent tax obligation adjustment	—	67	67	0.09	—	332	332	0.43
Change in estimated tax	—	21	21	0.03	—	—	—	—
Tax on repatriation of prior years’ earnings	—	—	—	—	—	(291)	(291)	(0.38)
Other tax adjustments, net	—	2	2	—	—	5	5	0.01

Impact of significant items on income from continuing operations	(418)	348	(70)	(0.10)	(468)	248	(220)	(0.29)
Significant items impacting discontinued operations:
European Branded Apparel impairment	—	—	—	—	(179)	47	(132)	(0.17)
U.S. Retail Coffee impairment	—	—	—	—	(44)	5	(39)	(0.05)
U.K. Branded Apparel impairment	—	—	—	—	(34)	—	(34)	(0.04)
European Meats impairment	—	—	—	—	(125)	—	(125)	(0.16)
U.S. Meat Snacks impairment	—	—	—	—	(12)	4	(8)	(0.01)
Charges for exit activities and transformation expenses	—	—	—	—	(13)	5	(8)	(0.01)
European Meats curtailment gain	—	—	—	—	11	(3)	8	0.01
Contingent tax obligation adjustment	—	—	—	—	—	(24)	(24)	(0.03)
Tax benefit on Direct Selling transaction	—	—	—	—	—	50	50	0.07
Gain on disposition of discontinued operations, net	5	11	16	0.02	466	(65)	401	0.52

Impact of significant items on net income	$(413)	$359	$(54)	$(0.07)	$(398)	$267	$(131)	$(0.17)

Notes:

(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  16

Sara Lee Corporation

Impact of Significant Items on Income from Continuing Operations and Net Income

	Quarter Ended June 30, 2007				Quarter Ended July 1, 2006
(In millions except per share data)	Pretax Impact	Tax	Net Income	Diluted EPS Impact (1)	Pretax Impact	Tax	Net Income	Diluted EPS Impact (1)
Income from continuing operations	$122	$(7)	$115	$0.16	$(115)	$(77)	$(192)	$(0.25)

Net income			$117	$0.16			$8	$0.01

Significant items affecting comparability of income from continuing operations and net income:
Charges for exit activities, asset and business dispositions:
Charges for exit activities	$(22)	$8	$(14)	$(0.02)	$(59)	$20	$(39)	$(0.05)
Income from business disposition activities	(4)	1	(3)	—	12	(4)	8	0.01
Impairment charges	(16)	6	(10)	(0.01)	(193)	73	(120)	(0.16)

Subtotal	(42)	15	(27)	(0.04)	(240)	89	(151)	(0.20)
Charges in cost of sales and SG&A expenses:
Transformation charges in cost of sales and SG&A	(26)	9	(17)	(0.02)	(49)	17	(32)	(0.04)
Accelerated depreciation	(2)	1	(1)	—	(10)	4	(6)	(0.01)

Impact of significant items on income from continuing operations before income taxes	(70)	25	(45)	(0.06)	(299)	110	(189)	(0.25)

Significant tax matters affecting comparability:
Deferred tax valuation allowance charge	—	—	—	—	—	36	36	0.05
Contingent tax obligation adjustment	—	35	35	0.05	—	332	332	0.44
Change in estimated tax	—	1	1	—	—	—	—	—
Tax on repatriation of prior years’ earnings	—	—	—	—	—	(291)	(291)	(0.38)
Other tax adjustments, net	—	4	4	0.01	—	4	4	0.01

Impact of significant items on income from continuing operations	(70)	65	(5)	(0.01)	(299)	191	(108)	(0.14)
Significant items impacting discontinued operations:
European Meats curtailment gain	—	—	—	—	11	(3)	8	0.01
Contingent tax obligation adjustment	—	—	—	—	—	(9)	(9)	(0.01)
Gain on disposition of discontinued operations, net	(12)	13	1	—	124	(5)	119	0.16

Impact of significant items on net income	$(82)	$78	$(4)	$(0.01)	$(164)	$174	$10	$0.01

Notes:

(1) EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  17

Sara Lee Corporation

Summary of Income Tax Amounts for the Fourth Quarter and

Full Year Ending June 30, 2007

	Third Quarter YTD	Fourth Quarter	Full Year FY07
Income (loss) before income tax expense
Continuing operations	$297	$122	$419
Discontinued operations	92	—	92
Disposition of discontinued operations	16	(11)	5

	405	111	516

Income tax (benefit) expense
Continuing operations	(14)	7	(7)
Discontinued operations	30	—	30
Disposition of discontinued operations	2	(13)	(11)

	18	(6)	12

Income
Continuing operations	311	115	426
Discontinued operations	62	—	62
Disposition of discontinued operations	14	2	16

Net Income	$387	$117	$504

Effective tax rates
Continuing operations	-4.5%	5.3%	-1.6%
Discontinued operations	33.0%	0.0%	33.0%
Gain on sale of discontinued operations	12.2%	-112.0%	-202.5%
Total Company	4.7%	-5.4%	2.5%

The effective tax rate on continuing operations for the fourth quarter and full year of fiscal 2007 was 5.3% and -1.6%, respectively. The tax expense or benefit related to ordinary income in the fourth quarter is the difference between the full year tax calculation and the prior quarter year-to-date calculations. The term ordinary income refers to income from continuing operations before income taxes excluding unusual or infrequently occurring items. Discontinued operations are excluded in determining ordinary income. Included in the tax rate on annual pretax income excluding significant unusual or infrequently occurring items is a full year tax charge of $194 million to repatriate to the U.S. the earnings of certain foreign subsidiaries.

Changes in tax laws, tax rates and effects of changes in judgment about beginning of the year valuation allowances are excluded from the estimated annual effective rate and considered unusual and infrequent. These items and other unusual and infrequently occurring items are recognized in the interim period when the event occurs. The significant unusual or infrequently occurring items recognized in the determination of the tax rate for the fourth quarter and full year of fiscal 2007 were $40 million and $232 million, respectively. Substantially all of these amounts relate to the following:

1) Contingent tax obligations were reduced by $35 million in the fourth quarter and by $67 million for the fiscal year after statutes in multiple jurisdictions lapsed and certain tax regulatory examinations and reviews were completed.

2) After considering the lower profit expectations of a Brazilian Coffee operation, the corporation concluded that it was necessary to recognize a valuation allowance on the deferred tax balances in the Brazilian tax jurisdiction which resulted in a $27 million charge in the second quarter.

3) The corporation sold the shares of a subsidiary in the first quarter of fiscal 2007 which resulted in a $169 million tax benefit.

4) The taxes provided on the fiscal 2006 earnings of the corporation were reduced by $21 million in the third quarter, primarily as a result of a change in the estimated cost of repatriating $1.7 billion of cash from multiple foreign jurisdictions.

Fiscal 2007 Marks Turnaround Year For Sara Lee Corporation – Page  18

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release, Sara Lee highlights certain items that have significantly impacted the corporation’s results and uses certain non-GAAP financial measures to help investors understand the financial impact that these significant items have had on the corporation’s financial results. These significant items and non-GAAP financial measures are described below.

“Significant items” are income or charges that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized and that affect the comparability of underlying results from period to period. Significant items include the impact of businesses acquired or disposed of after the start of the fiscal period presented, the impact of changes in foreign currency exchange rates, charges for exit activities, transformation costs, impairment charges, accelerated depreciation, income recognized from change in vacation policy and the receipt of contingent tobacco sale proceeds. Management highlights these significant items to provide investors with greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment and also to provide more meaningful comparability between Sara Lee’s financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

In this press release, management presents adjusted net sales, adjusted operating segment income, adjusted operating income, adjusted operating margin and, in the Guidance section, core Sara Lee EPS, which are non-GAAP financial measures that exclude the impact of the significant items from net sales, operating income, operating segment income, operating margin or diluted EPS computed in accordance with GAAP. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors frequently have requested information from management regarding significant items, and management believes that investors use these non-GAAP measures to assess Sara Lee’s historical financial performance and to project future financial results for the corporation. Management also uses these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining incentive compensation. Many of the significant items excluded in the calculation of adjusted net sales, adjusted operating segment income, adjusted operating income and core Sara Lee EPS will recur in future periods; however, the amount and frequency of each significant item varies from period to period. As a result, management believes these non-GAAP financial measures give investors a more complete understanding of Sara Lee’s underlying sales and profit trends. The following is a summary of the non-GAAP financial measures presented in this press release.

“Adjusted net sales” is a non-GAAP financial measure that excludes from net sales the impact of businesses acquired or disposed after the start of the fiscal period presented and excludes the impact of changes in foreign currency exchange rates.

“Adjusted operating income” is a non-GAAP financial measure that excludes from operating income the impact of significant items such as charges for exit activities, the results of businesses acquired or disposed after the start of the fiscal period presented, transformation costs, impairment charges, accelerated depreciation, change in vacation policy, changes in foreign currency exchange rates, unusual tax benefits (charges) recognized in the fiscal period presented and the receipt of contingent tobacco sale proceeds.

“Adjusted operating segment income” is a non-GAAP financial measure that excludes from the operating segment income of a specified business segment the impact of significant items such as charges for exit activities, the results of businesses acquired or disposed after the start of the fiscal period presented, transformation costs, impairment charges, accelerated depreciation, changes in foreign currency exchange rates and change in vacation policy.

“Adjusted operating margin %” is a non-GAAP financial measure that equals adjusted operating income divided by adjusted net sales of the corporation, in the case of computing adjusted operating margin for Sara Lee, or Adjusted Net Sales for a business segment divided by adjusted operating segment Income for that business segment, in the case of computing adjusted operating margin for a specific business segment.